UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 15, 2007

AT&T INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 E. Houston, San Antonio, Texas	78205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2007, the Human Resources Committee of the Board of Directors of AT&T Inc. approved an amendment to the Long Term Compensation Plan of AT&T Mobility LLC (formerly known as “Cingular Wireless”) effective as of November 1, 2007. AT&T Mobility used a combination of performance units, performance stock units and restricted stock units as its long term compensation vehicle before it became wholly-owned by AT&T Inc. in December 2006. If the recipient terminated employment, the AT&T Mobility awards would be forfeited unless the employee left because of death or disability, or was retirement eligible, in which case the employee would receive a pro-rata payout, subject to the achievement of the relevant performance standards in the case of performance based awards.

AT&T Inc. uses performance shares as its long term compensation component. Upon termination of employment, the performance shares are paid out, subject to satisfaction of the performance objectives, on a pro-rata basis unless the employee was retirement eligible at termination, in which case the performance share awards are not reduced. At death or termination of employment due to disability, the employee (or estate) would receive a 100% payout. The Committee modified the AT&T Mobility plan so that the treatment of long term compensation under that plan would be more comparable to long term compensation at AT&T Inc.

As a result of the amendment, (i) if a participant retires, then performance units, performance stock units and restricted stock units (collectively, “Awards”) granted under the AT&T Mobility plan are paid out (subject to attainment of applicable performance goals, if applicable) on the normal payment date on the same terms as if the participant were still employed on such date, (ii) if a participant terminates due to death or disability, the Awards are paid out in full in the year following termination as if the applicable performance goals were met at a level of 100%, (iii) if a participant is terminated for cause, the Awards are forfeited, and (iv) if a participant terminates other than for cause, death, disability or retirement, the participant receives a pro-rated payout (subject to attainment of applicable performance goals, if applicable) based on the number of months during which the participant was employed during the performance period.

In addition, in determining whether an employee was eligible for retirement under the AT&T Mobility plan, AT&T Mobility only gave credit for service with AT&T Mobility, except with respect to certain employees who transferred to AT&T Mobility at the time of its formation. The amendment incorporates the service requirements used by AT&T Inc. in its 2006 Incentive Plan, which gives credit for service with all AT&T entities.

Of the named executive officers identified in AT&T's proxy statement for its 2007 annual meeting of stockholders, Mr. Sigman participates in the AT&T Mobility Plan. The plan and the amounts payable to Mr. Sigman thereunder are described in the 2007 proxy statement, which description is incorporated herein by reference. The foregoing description of the amendment to the plan is qualified in its entirety by reference to the text of the amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment to Cingular Wireless Long Term Compensation Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: October 19, 2007	By: /s/ John J. Stephens John J. Stephens Senior Vice President and Controller